EXHIBIT 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, without par value, reserved for issuance pursuant to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay)	Other(2)	240,000	$10.95(2)	$2,628,000(2)	$110.20 per $1,000,000	$289.61

Equity	Common Stock, without par value, reserved for issuance pursuant to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana)	Other(2)	360,000	$10.95(2)	$3,942,000(2)	$110.20 per $1,000,000	$434.41

Total Offering Amounts					$6,570,000		$724.02

Total Fee Offsets							$0.00

Net Fee Due							$724.02

(1)

Amount to be registered consists of an aggregate of 600,000 shares of Common Stock, without par value, of The Goodyear Tire & Rubber Company which may be issued or sold pursuant to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) and the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares of Common Stock that may be offered or issued as a result of any adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for purposes of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices of a share of Common Stock as reported on the Nasdaq Stock Market LLC on February 13, 2023.